
                                                                    EXHIBIT 10.4



                RIC (LANDMARK) ADMINISTRATIVE SERVICES AGREEMENT

                                 BY AND BETWEEN

                            ROYAL INDEMNITY COMPANY,

                                      AND

                      LANDMARK AMERICAN INSURANCE COMPANY

                            DATED: September 2, 2003

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                                TABLE OF CONTENTS

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                                        ARTICLE I DEFINITIONS

Section 1.1    Definitions.......................................................................   2

                            ARTICLE II APPOINTMENT; PERFORMANCE STANDARDS

Section 2.1    Appointment.......................................................................   4
Section 2.2    Standards.........................................................................   5

                        ARTICLE III SERVICES TO BE PROVIDED BY ADMINISTRATOR

Section 3.1    Administrative Services...........................................................   5
Section 3.2    Administration....................................................................   6

                        ARTICLE IV REGULATORY COMPLIANCE AND CUSTOMER ISSUES

Section 4.1    Changes in Applicable Laws........................................................   6
Section 4.2    Inquiries, Notification and Customer Complaints...................................   6
Section 4.3    Management of Customer Relationships..............................................   6

                                        ARTICLE V AUTHORITY

Section 5.1    Authority.........................................................................   6
Section 5.2    Administration of Excluded Liabilities............................................   7

                           ARTICLE VI OTHER SERVICES AND FEES FOR SERVICES

Section 6.1    Additional Services...............................................................   8
Section 6.2    Fee for Services..................................................................   8
Section 6.3    Services Provided by Insurer......................................................   8

                        ARTICLE VII REPORTS, ELECTRONIC PREMIUM AND LOSS DATA

Section 7.1    Reports, Electronic Premium and Loss Data.........................................   8
Section 7.2    Payment of Amounts................................................................   9

                            ARTICLE VIII BOOKS AND RECORDS; BANK ACCOUNTS

Section 8.1    Access to Books and Records.......................................................   9
Section 8.2    Bank Accounts.....................................................................  10

                          ARTICLE IX INABILITY TO PERFORM SERVICES; ERRORS

Section 9.1    Inability to Perform Services.....................................................  11
Section 9.2    Errors............................................................................  11

                                       ARTICLE X LEGAL ACTIONS

Section 10.1   Regulatory Proceedings............................................................  11
Section 10.2   Compliance of Reinsured Contracts.................................................  12

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Section 10.3   Defense of Litigation.............................................................  12
Section 10.4   Communications Regarding Certain Matters..........................................  13

                                  ARTICLE XI DURATION; TERMINATION

Section 11.1   Duration..........................................................................  13
Section 11.2   Termination.......................................................................  13

                                     ARTICLE XII CONFIDENTIALITY

Section 12.1   Use of Confidential Information...................................................  14
Section 12.2   Confidentiality of Individuals....................................................  14
Section 12.3   Disclosure........................................................................  14

                                    ARTICLE XIII INDEMNIFICATION

Section 13.1      Indemnification by Insurer.....................................................  15
Section 13.2      Indemnification by Administrator...............................................  15
Section 13.3      Indemnification Procedure......................................................  15
Section 13.4      Relationship to RIC (Landmark) Quota Share Reinsurance Agreement...............  15

                                       ARTICLE XIV ARBITRATION

Section 14.1      Arbitration....................................................................  16
Section 14.2      Notice of Arbitration..........................................................  16
Section 14.3      Arbitration Panel..............................................................  16
Section 14.4      Submission of Briefs...........................................................  16
Section 14.5      Arbitration Board's Decision...................................................  17
Section 14.6      Jurisdiction...................................................................  17
Section 14.7      Expenses.......................................................................  17
Section 14.8      Production of Documents and Witnesses..........................................  17
Section 14.9      Relief Available...............................................................  18
Section 14.10     Consolidation..................................................................  18

                                      ARTICLE XV MISCELLANEOUS

Section 15.1      Cooperation....................................................................  18
Section 15.2      Amendment, Modification and Waiver.............................................  18
Section 15.3      Relationship...................................................................  18
Section 15.4      Entire Agreement...............................................................  19
Section 15.5      Governing Law..................................................................  19
Section 15.6      Severability...................................................................  19
Section 15.7      Counterparts...................................................................  19
Section 15.8      Consent to Jurisdiction........................................................  19
Section 15.9      Third Party Beneficiaries......................................................  20
Section 15.10     Binding; Assignment............................................................  20
Section 15.11     Specific Performance...........................................................  20
Section 15.12     Descriptive Headings...........................................................  20
Section 15.13     Expenses.......................................................................  20

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Section 15.14     Use of Name....................................................................  20
Section 15.15     Survival.......................................................................  21
Section 15.16     Subcontracting.................................................................  21
Section 15.17     Notices........................................................................  21
Section 15.18     Interpretation.................................................................  22

                                    EXHIBITS

Exhibit A        Form of Report Required Pursuant to Section 7.1

Exhibit B        RSA Reinsurance Security Guidelines

                                    SCHEDULES

Schedule 5.1(b)  Third Parties to Whom Administrator May Assign its Authority

                RIC (LANDMARK) ADMINISTRATIVE SERVICES AGREEMENT

                  This RIC (LANDMARK) ADMINISTRATIVE SERVICES AGREEMENT, dated as of _____, 2003 (hereinafter referred to as the "RIC (Landmark) Administrative Services Agreement") is made and entered into by and between ROYAL INDEMNITY COMPANY, a property and casualty insurance company organized under the laws of the State of Delaware ("Administrator"), and LANDMARK AMERICAN INSURANCE COMPANY, a property and casualty insurance company organized under the laws of the State of Oklahoma ("Insurer").

                  WHEREAS, prior to the Closing Date (defined below), Insurer has underwritten certain insurance and reinsurance contracts and administered the claims, reinsurance recoverables and premium activity relating to such contracts;

                  WHEREAS, pursuant to a Stock Purchase Agreement, dated as of June 6, 2003 (the "Landmark Stock Purchase Agreement"), by and between Guaranty National Insurance Company, a property and casualty insurance company organized under the laws of the State of Colorado ("Guaranty National") and Alleghany Insurance Holdings LLC, a Delaware limited liability company ("AIHL"), the parties agreed, among other things, that Guaranty National will sell, and AIHL will buy, all of the issued and outstanding shares of common stock of Insurer;

                  WHEREAS, pursuant to an Assignment and Assumption Agreement, dated as of July 1, 2003, by and between AIHL and Underwriters Reinsurance Company, a property and casualty insurance company organized under the laws of the state of New Hampshire, AIHL assigned, and Underwriters Reinsurance Company assumed, all of the rights and obligations of AIHL under the Landmark Stock Purchase Agreement;

                  WHEREAS, effective as of August 18, 2003, the name of Underwriters Reinsurance Company was changed to RSUI Indemnity Company;

                  WHEREAS, Administrator is party to the Landmark Stock Purchase Agreement for the limited purpose of entering into a quota share reinsurance agreement (the "RIC (Landmark) Quota Share Reinsurance Agreement"), pursuant to which Insurer has agreed to cede to Administrator, and Administrator has agreed to assume and reinsure all the liabilities of the Company existing as of the Closing Date, net of collectible reinsurance and exclusive of the Company Insurance Contracts (as defined in the Landmark Stock Purchase Agreement); and

                  WHEREAS, in connection therewith, Insurer wishes to appoint Administrator to provide all administrative services and other services with respect to the Reinsured Contracts and Reinsured Liabilities (as such terms are defined in the RIC (Landmark) Quota Share Reinsurance Agreement), and Administrator desires to provide such administrative services in consideration of Insurer entering into the RIC (Landmark) Quota Share Reinsurance Agreement.

                  NOW, THEREFORE, for and in consideration of the premises and the promises and the mutual agreements hereinafter set forth and set forth in the Landmark

Stock Purchase Agreement and RIC (Landmark) Quota Share Reinsurance Agreement, the parties hereto, intending to be legally bound, covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  Section 1.1 Definitions. Capitalized terms used but not defined herein and which are defined in the RIC (Landmark) Quota Share Reinsurance Agreement shall have the meanings ascribed to them in the RIC (Landmark) Quota Share Reinsurance Agreement. As used in this RIC (Landmark) Administrative Services Agreement, the following terms shall have the meanings set forth herein:

                  "AAA" shall have the meaning set forth in Section 14.3 hereof.

                  "Acquisition Agreement" shall mean the Acquisition Agreement by and between Royal and AIHL, dated as of June 6, 2003.

                  "Administrative Services" shall have the meaning set forth in
Section 3.1 hereof.

                  "Administrator" shall have the meaning set forth in the recitals.

                  "Affiliate" of any Person means another Person that as from time to time, directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For the purposes of this RIC (Landmark) Administrative Services Agreement, the term "Affiliated" has a meaning correlative to the foregoing.

                  "AIHL" shall have the meaning set forth in the recitals.

                  "Applicable Law" means any applicable order, law, statute, regulation, rule, ordinance, writ, injunction, directive, judgment, decree, principal of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity, including any amendments thereto that may be adopted from time to time.

                  "Bank Accounts" shall have the meaning set forth in Section
8.2 hereof.

                  "Board" shall have the meaning set forth in Section 14.1 hereof.

                  "Books and Records" shall mean the originals or copies of all customer lists, policy information, insurance contract forms, administrative and pricing manuals, medical procedure code lists, claim records, sales records, underwriting records, financial records, compliance records (including, without limitation, the Insurer's insurance licenses and evidence of the Insurer's surplus lines authorizations and qualifications), complaint files, data files prepared for or filed with regulators of the Business and premium tax records, each in the possession or control of the Insurer, Administrator or any of its Affiliates, and used in the operation of the Business, whether or not stored in hardcopy form or on magnetic or optical media (to the extent not subject to licensing restrictions), but excluding (i) prior to the Closing, any such lists, information and records that are prohibited from being disclosed or transferred by Applicable Law or regulatory requirements and (ii) any such information that is part of any consolidated, unitary, combined or similar Tax Return except to the extent directly related to the Insurer.

                  "Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by Applicable Law to close.

                  "Closing" shall mean the closing of the transactions contemplated under the Landmark Stock Purchase Agreement.

                  "Closing Date" shall mean the date of the Closing.

                  "Company Insurance Contracts" shall have the meaning set forth in the Landmark Stock Purchase Agreement.

                  "Damages" shall have the meaning set forth in the RIC (Landmark) Quota Share Reinsurance Agreement.

                  "Excluded Liabilities" shall have the meaning set forth in the RIC (Landmark) Quota Share Reinsurance Agreement.

                  "Governmental Entities" shall have the meaning set forth in the RIC (Landmark) Quota Share Reinsurance Agreement.

                  "Guaranty National" shall have the meaning set forth in the recitals.

                  "Landmark Stock Purchase Agreement" shall have the meaning set forth in the recitals.

                  "Material Regulatory Proceeding" shall have the meaning set forth in Section 10.1(c) hereof.

                  "90-Day Treasury Rate" shall have the meaning set forth in the RIC (Landmark) Quota Share Reinsurance Agreement.

                  "Person" shall have the meaning set forth in the RIC (Landmark) Quota Share Reinsurance Agreement.

                  "Policyholder" shall have the meaning set forth in the RIC (Landmark) Quota Share Reinsurance Agreement.

                  "Producers" shall mean any reinsurance intermediary, agent or other producer of Insurer.

                  "Reinsured Contracts" shall have the meaning set forth in the RIC (Landmark) Quota Share Reinsurance Agreement.

                  "Reinsured Liabilities" shall have the meaning set forth in the RIC (Landmark) Quota Share Reinsurance Agreement.

                  "Representative" shall mean, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel accounts and financial advisors.

                  "RIC (Landmark) Quota Share Reinsurance Agreement" shall have the meaning set forth in the recitals.

                  "Royal" shall mean Royal Group, Inc.

                  "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                  "Transition Services Agreement" shall mean the Transition Services Agreement entered into by and between Royal and AIHL on the Closing Date pursuant to the Acquisition Agreement.

                                   ARTICLE II

                       APPOINTMENT; PERFORMANCE STANDARDS

                  Section 2.1 Appointment.

                  (a) Insurer hereby appoints Administrator as its agent and attorney-in-fact to provide the Administrative Services and other services specified herein with respect to the Reinsured Contracts and the Reinsured Liabilities on the terms, and subject to the limitations and conditions, set forth in this RIC (Landmark) Administrative Services Agreement, and Administrator hereby accepts such appointment and agrees to perform such Administrative Services on behalf of and in the name of Insurer in accordance with the terms and conditions of this RIC (Landmark) Administrative Services Agreement.

                  (b) Administrator represents that it has or will obtain and maintain any and all licenses required under Applicable Law to perform its obligations under this RIC (Landmark) Administrative Services Agreement.

                  (c) The intention of the parties hereto is that Administrator shall perform all Administrative Services in such a manner as to minimize the involvement of Insurer and its Affiliates, subject to the requirements of any Applicable Law that require that specific actions be taken by Insurer without the Administrator acting on its behalf.

                  Section 2.2 Standards.

                  (a) Administrator acknowledges that the performance of the Administrative Services in an accurate and timely manner is of paramount importance to Insurer. Subject to the provisions of this RIC (Landmark) Administrative Services Agreement, Administrator agrees that in providing the Administrative Services: (i) it shall conduct itself in accordance with all administrative and claims handling standards utilized by leading property and casualty insurers, which standards are at least equal to the standards pursuant to which Administrator administered the Reinsured Contracts and the related liabilities immediately prior to the Closing Date; (ii) it shall comply in all material respects with all Applicable Laws relating to the Reinsured Contracts and the Reinsured Liabilities and to the conduct of the activities contemplated hereby; and (iii) it shall comply with the terms of the Reinsured Contracts.

                  (b) For the duration of this RIC (Landmark) Administrative Services Agreement, Administrator hereby covenants that it will employ and retain staff with the experience, skill and expertise to perform the Administrative Services the Administrator is obligated to perform hereunder in a manner consistent with the standards set forth in Section 2.2(a) hereof. In connection therewith, Administrator shall have suitable business continuity plans in place.

                  (c) Administrator shall in all respects administer the Reinsured Contracts in a manner which would not adversely affect the reputation of the Insurer.

                  (d) Notwithstanding anything in this RIC (Landmark) Administrative Services Agreement to the contrary, Insurer shall retain the authority to make all final decisions with respect to the administration of the Reinsured Contracts, and shall consult with the Administrator of its intention to do so.

                                  ARTICLE III

                    SERVICES TO BE PROVIDED BY ADMINISTRATOR

                  Section 3.1 Administrative Services. While this RIC (Landmark) Administrative Services Agreement is in effect, Administrator shall provide the Administrative Services, including, but not limited to, all services currently provided and all services currently performed by Administrator, Guaranty National and/or Insurer or required to be provided by Applicable Law or the Reinsured Contracts, and generally, any and all other services incidental to the administration of the Reinsured Contracts and the Reinsured Liabilities (the "Administrative Services").

                  Section 3.2 Administration. Administrator shall continue, for the duration of this RIC (Landmark) Administrative Services Agreement, to administer the claims, reinsurance recoverables and premium activity relating to the Reinsured Contracts on Administrator's existing systems and to prepare and deliver reports relating to such administration to Insurer in substantially the same manner as Administrator has been doing prior to the Closing Date.

                                   ARTICLE IV

                    REGULATORY COMPLIANCE AND CUSTOMER ISSUES

                  Section 4.1 Changes in Applicable Laws. From time to time, Administrator and Insurer shall share with each other information they have in their possession relating to material changes in Applicable Laws in order to ensure the Reinsured Contracts are administered in compliance with Applicable Laws.

                  Section 4.2 Inquiries, Notification and Customer Complaints. Administrator shall promptly notify Insurer regarding any inquiries or notifications received from Governmental Entities and any inquiries and complaints received from Producers or other customers with respect to the Reinsured Contracts and the Reinsured Liabilities.

                  Section 4.3 Management of Customer Relationships. Each of Administrator and Insurer shall appoint one senior executive whose responsibility shall be to work with the other party in overseeing that the standards and the provisions set forth in this Article IV and elsewhere are complied with, in particular with respect to issues involving management of customer relationships.

                  Section 4.4 Security Guidelines. All third party reinsurance with respect to the Reinsured Contracts placed by Administrator in the name of Insurer must comply with the RSA Reinsurance Security Guidelines attached hereto as EXHIBIT B.

                                   ARTICLE V

                                   AUTHORITY

                  Section 5.1 Authority

                  (a) Insurer agrees that, on and after the Closing Date, Administrator shall have the authority to issue the Reinsured Contracts in Insurer's name for the benefit of the Reinsurer; provided, however, except as otherwise required by Applicable Laws, Administrator's authority to issue the Reinsured Contracts or take other actions authorized under this Section 5.1 in Insurer's name shall terminate on February 1, 2004.

                  (b) Administrator acknowledges that its authority to issue the Reinsured Contracts in Insurer's name pursuant to this Section 5.1 is subject to the following additional limitations: (i) Administrator shall not assign or delegate its authority to a third party other than those listed on SCHEDULE 5.1(b); (ii) Administrator shall not issue any Reinsured Contracts outside the United States,
(iii) in issuing the Reinsured Contracts, Administrator shall observe similar policy wordings and policy limits found in the Company Insurance Contracts; and
(iv) the aggregate gross written premiums attributable to the business written hereunder and ceded under the RIC (Landmark) Quota Share Reinsurance Agreement shall not exceed ten million dollars ($10,000,000).

                  Section 5.2 Administration of Excluded Liabilities.

                  (a) Insurer shall retain liability and administrative responsibility for all Excluded Liabilities (including to the extent arising out of or relating to Company Insurance Contracts). Insurer shall reimburse Administrator for all reasonable out-of-pocket costs and expenses incurred by Administrator in connection with the administration of Excluded Liabilities.

                  (b) With respect to any claims (including claims for reinsurance recoveries) presented in which both Reinsured Liabilities and Excluded Liabilities are alleged and where the predominant claim activities and costs relate to Excluded Liabilities, Administrator shall notify Insurer and Insurer will either assume the administration of such claim activities or fund Administrator's out-of-pocket costs and expenses of such claim activities to the extent they relate to Excluded Liabilities.

                  (c) In the event claims are presented in connection with Reinsured Liabilities, and it is in question whether a Reinsured Liability or an Excluded Liability is at issue, Administrator shall defend or prosecute such claim and Insurer and Administrator shall resolve the responsibility for any amount of loss, allocated loss expense or other costs and expenses pursuant to the provisions of the RIC (Landmark) Quota Share Reinsurance Agreement. In the event that, during the course of a claim, it becomes clear that the claim (or a portion thereof) is an Excluded Liability, Administrator shall notify Insurer and Insurer will either assume the administration of such claim (or the Excluded Liability portion thereof) or fund the out-of-pocket costs and expenses of such claim activities to the extent they relate to Excluded Liabilities.

                  (d) In the event that a claim (including claims for reinsurance recoveries) presented in connection with a Reinsured Contract is not a Reinsured Liability or is an Excluded Liability, Insurer shall have the sole responsibility to defend or prosecute such claim.

                  (e) With respect to those matters described in (b), (c) and (d) of this Section 5.1, the party administering the claim shall be provided the full cooperation of the other party and shall be responsible for reimbursing such other party for any out-of-pocket costs and expenses incurred by such party in providing such cooperation.

                                   ARTICLE VI

                      OTHER SERVICES AND FEES FOR SERVICES

                  Section 6.1 Additional Services. If Administrator or Insurer, as the case may be, requires from the other party services to be provided with respect to the Reinsured Contracts which are not otherwise contemplated under this RIC (Landmark) Administrative Services Agreement, the parties shall negotiate in good faith to reach a mutually acceptable arrangement with respect to the provision of such services. Each party shall reasonably compensate such other party for such additional services provided by such other party.

                  Section 6.2 Fee for Services. Except as otherwise specifically provided for by this RIC (Landmark) Administrative Services Agreement, Administrator shall provide Administrative Services pursuant to this RIC (Landmark) Administrative Services Agreement at its own expense, subject to the other terms in this RIC (Landmark) Administrative Services Agreement, in consideration for the promises made by Insurer under this RIC (Landmark) Administrative Services Agreement, the Landmark Stock Purchase Agreement and the RIC (Landmark) Quota Share Reinsurance Agreement to which it is a party, and shall not receive any separate fee from Insurer for the provision of Administrative Services.

                  Section 6.3 Services Provided by Insurer. Insurer agrees to promptly notify Administrator with respect to any inquiries or notifications received from Governmental Entities or from Producers, including, without limitation, inquiries regarding consumer inquiries and complaints, market conduct exams, zone exams, summons and complaints, subpoenas and Internal Revenue Service inquiries relating to the Reinsured Contracts and the Reinsured Liabilities.

                                  ARTICLE VII

                    REPORTS, ELECTRONIC PREMIUM AND LOSS DATA

                  Section 7.1 Reports, Electronic Premium and Loss Data.

                  (a) Administrator shall collect, administer and provide to Insurer all necessary quality information and data for Insurer to continue to maintain financial and statistical data with respect to the Reinsured Contracts and Reinsured Liabilities in order to permit Insurer to timely (to the extent the relevant underlying information is available to Administrator's systems) make all required regulatory, statistical, and financial reports and filings. All information and data provided by Administrator to Insurer pursuant to this
Article VII will be provided as reasonably requested by Insurer (to the extent the relevant underlying information is available to Administrator's systems). Without limiting the generality of the foregoing, Administrator shall prepare all reports needed by Insurer or the Seller in connection with the Reinsured Liabilities and the Reinsured Contracts to enable Insurer or the Seller to comply with Applicable Law and any and all reporting or filing requirements. Any monthly, quarterly or year-end reports required to be prepared by Administrator shall be prepared on a timely basis (to the extent the relevant underlying information is available to Administrator's systems) in order for Insurer or the Seller to comply with any filing deadlines required.

                  (b) During the term of this RIC (Landmark) Administrative Services Agreement, Administrator shall transmit to Insurer, within thirty (30) days following the end of each calendar month, a summary report in form and substance as set forth in EXHIBIT A hereto, of all activity relating to the Reinsured Contracts and Reinsured Liabilities for the period reported (to the extent the relevant underlying information is available to Administrator's systems). The report shall include the information set forth on Exhibit A to the RIC (Landmark) Quota Share Reinsurance Agreement; provided, however, that notwithstanding anything herein to the contrary, in no event shall such reports be deemed to indicate that the Administrator has any obligation to pay to the Insurer any amount in respect of Excluded Liabilities which may be reflected on such reports.

                  Section 7.2 Payment of Amounts. Except to the extent that this RIC (Landmark) Administrative Services Agreement or the RIC (Landmark) Quota Share Reinsurance Agreement provides otherwise and regardless of whether any amounts due to either party are being disputed pursuant to the provisions of
Article XV hereof, all amounts due either party under this RIC (Landmark) Administrative Services Agreement shall be paid on or before the thirtieth
(30th) Business Days of delivery of such report, and any amount not paid on or before the thirtieth (30th) Business Day period shall bear simple interest at the 90-Day Treasury Rate from the twentieth Business Day until the date of payment.

                                  ARTICLE VIII

                        BOOKS AND RECORDS; BANK ACCOUNTS

                  Section 8.1 Access to Books and Records.

                  (a) To the extent permitted by Applicable Law, from the date hereof until the date on which Administrator has fulfilled all of its obligations to perform services for Insurer under this RIC (Landmark) Administrative Services Agreement, and at any time (without limitation) as may be required in the reasonable judgment of Insurer for Insurer to comply with any Applicable Law or to perform its obligations or responsibilities under this RIC (Landmark) Administrative Services Agreement, Insurer and its Representatives may from time to time reasonably request, and Administrator shall provide, at reasonable times during normal business hours, full and open access to examine the Books and Records and of its independent auditor pertaining to the Reinsured Contracts and the Reinsured Liabilities, and to the services to be provided under this RIC (Landmark) Administrative Services Agreement and to discuss such Reinsured Contracts, Reinsured Liabilities and services with the employees and agents of Administrator who are familiar therewith, so that Insurer shall have sufficient opportunity to make whatever investigation it shall deem necessary and desirable in connection with the transactions contemplated by this RIC (Landmark) Administrative Services

Agreement. Such access and opportunity shall be exercised by Insurer and such Representatives in a manner that shall not interfere unreasonably with the operations of Administrator. Such access shall include the right of Insurer to make and retain copies of any Books and Records relating to the Reinsured Contracts and Reinsured Liabilities to the extent that Insurer reasonably determines that it requires copies of any such Books and Records in order to carry out the transactions contemplated by this RIC (Landmark) Administrative Services Agreement or for any legitimate business purposes related to this RIC (Landmark) Administrative Services Agreement.

                  (b) During the term of this RIC (Landmark) Administrative Services Agreement, Administrator shall retain all Books and Records relating to the Reinsured Contracts and Reinsured Liabilities transferred by Insurer or produced by Administrator on behalf of Insurer to the extent such Books and Records are required by Applicable Law to be retained by either Administrator or Insurer, but in any case, for at least ten (10) years after termination of the Reinsured Contracts applicable to such Books and Records.

                  (c) Each party hereto shall pay all storage and related expenses associated with any Books and Records relating to the Reinsured Contracts and Reinsured Liabilities, and copies thereof, that it retains in its possession.

                  (d) Administrator shall provide security for the Books and Records that are in its possession. Administrator shall comply with all Applicable Laws, including, without limitation, privacy laws applicable to the Insurer, in connection with all such data and Books and Records. Administrator shall cooperate with any regulatory authority having jurisdiction over Insurer in providing access to such Books and Records.

                  (e) Following expiration of this RIC (Landmark) Administrative Services Agreement other than by reason of Insurer's termination pursuant to Section 11.2 hereof, all Books and Records pertaining to the Reinsured Contracts and Reinsured Liabilities shall be the sole property of Administrator, unless otherwise provided by Applicable Law or herein and provided that Insurer shall have full access to such Books and Records to the extent required to respond to regulatory, statistical, tax or similar inquiries or investigations and for Insurer to defend any claim against it.

                  Section 8.2 Bank Accounts.

                  (a) During the term of this RIC (Landmark) Administrative Services Agreement, Administrator may establish and maintain accounts with banking institutions to provide the Administrative Services (the "Bank Accounts"). The Administrator shall have the exclusive authority over the Bank Accounts including, within reason, the exclusive authority to (i) open the Bank Accounts in the name of Insurer, (ii) designate the authorized signatories on the Bank Accounts, (iii) issue drafts on and make deposits in the Bank Accounts in the name of Insurer, and (iv) make withdrawals from the Bank Accounts. The Administrator agrees to limit transactions using these Bank Accounts to only those transactions that pertain to the RIC (Landmark) Quota Share Reinsurance Agreement. Insurer shall do all things reasonably necessary to enable Administrator to open and maintain the Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents as may be requested from time to time by the banking institutions. Insurer agrees that without Administrator's prior written consent or as may be required by Applicable Law or regulatory authorization it shall not make any changes to the authorized signatories on the Bank Accounts or attempt to withdraw any funds therefrom. Administrator will have the sole obligation to the Bank Accounts and shall own all funds deposited in the Bank Accounts. Administrator shall be responsible for all abandoned property laws requirements and obligations, and shall pay all fees and charges made in connection with such accounts.

                  (b) Notwithstanding any provision of this RIC (Landmark) Administrative Services Agreement to the contrary, the Administrator shall have no authority to borrow money or incur any indebtedness on behalf of the Insurer or permit any Bank Accounts to become overdrawn.

                                   ARTICLE IX

                      INABILITY TO PERFORM SERVICES; ERRORS

                  Section 9.1 Inability to Perform Services. In the event that Administrator shall be unable to perform any Administrative Service for a period that could reasonably be expected to exceed ninety (90) days or such shorter period as may be required by Applicable Law or the Reinsured Contracts, Administrator and Insurer shall mutually agree on alternative means of providing such services. If alternative means for the provision of the Administrative Services cannot be agreed upon by the parties, Insurer may procure such Administrative Services for the Reinsured Contracts and Reinsured Liabilities by commercially reasonable means. Administrator shall be solely responsible for all costs incurred in restoring Administrative Services which have not been provided due to its failure to adhere to its obligations under this RIC (Landmark) Administrative Services Agreement.

                  Section 9.2 Errors. Administrator shall, at its own expense, correct any errors in the Administrative Services caused by it within a reasonable time (not to exceed thirty (30) days) after receiving written notice thereof from Insurer or otherwise.

                                   ARTICLE X

                                 LEGAL ACTIONS

                  Section 10.1 Regulatory Proceedings.

                  (a) If Insurer or Administrator receive notice of, or otherwise become aware of, any regulatory investigation or proceeding relating to the Reinsured Contracts or the Reinsured Liabilities, Insurer or Administrator, as applicable, shall promptly notify the other party thereof. Subject to the provisions of Section 10.1(c), Administrator shall have the authority to respond to and resolve all regulatory matters and regulatory investigations and proceedings relating to the Reinsured Contracts and Reinsured

Liabilities to the extent the resolution is limited to the Reinsured Contracts or Reinsured Liabilities.

                  (b) Subject to the provisions of Section 10.1(c), Administrator will promptly respond on behalf of Insurer to inquiries received from Governmental Entities and Administrator shall conduct whatever investigation is reasonable under the circumstances in order to respond to such inquiries. Administrator shall promptly notify in writing Insurer of any inquiry to which Administrator determines that it will not provide a response in order to permit the Insurer to timely respond.

                  (c) Notwithstanding anything contained herein to the contrary, the parties shall mutually agree to an appropriate response, including which party should respond, to any regulatory investigation or proceeding relating to the Reinsured Contracts or the Reinsured Liabilities which could reasonably be expected to have meaningful adverse effect on any business of the Insurer other than the Reinsured Contracts, or which could meaningfully and adversely interfere with the business, assets, liabilities, obligations, reputation, license, permit, financial condition or results of operations of Insurer or any of its Affiliates (a "Material Regulatory Proceeding"), and the parties hereby agree to cooperate and coordinate in resolving any and all Material Regulatory Proceedings. The parties recognize that, as the issuing company, Insurer retains ultimate responsibility for resolution of the matters contemplated by this Section 10.1. Notwithstanding anything to the contrary contained in this RIC (Landmark) Administrative Services Agreement, neither Insurer nor Administrator shall have the authority to institute, prosecute, defend or maintain any legal or regulatory proceedings on behalf of the other party without the prior written consent of such other party except to the extent expressly provided for by this RIC (Landmark) Administrative Services Agreement.

                  Section 10.2 Compliance of Reinsured Contracts. Insurer and Administrator agree to cooperate with each other and the various Governmental Entities in maintaining the Reinsured Contracts in compliance in all material respects with Applicable Laws. If Administrator determines that any of the Reinsured Contracts are materially not in compliance with such Applicable Laws, Administrator shall so notify in writing Insurer and take whatever action is reasonably necessary to bring such Reinsured Contracts into compliance with Applicable Law. Administrator shall prepare any necessary amendments to such Reinsured Contracts and shall prepare any necessary filings for the purpose of obtaining governmental authority approval for such amendments.

                  Section 10.3 Defense of Litigation. Administrator shall defend, at its own expense and in the name of Insurer when necessary, any action brought in connection with any Reinsured Contract or relating to any Reinsured Liability; provided, however, Insurer shall have the right, at its own expense, to engage its own separate legal representation and to fully participate in the defense of any litigation with respect to the Reinsured Contracts or the Reinsured Liabilities in which Insurer is named as a party without waiving any rights to indemnification it may have under Article XIII hereof; provided, however, that Administrator shall have the exclusive authority to control such litigation, and to settle any litigation if (i) Administrator pays all settlement amounts with respect thereto, (ii) the settlement does not involve any restriction or condition which could reasonably be expected to have an adverse effect on Insurer's business other than the Reinsured Contracts, and
(iii) Administrator obtains a complete release for Insurer, its officers, directors, Representatives and Affiliates with respect to such litigation.

                  Section 10.4 Communications Regarding Certain Matters. Insurer shall promptly (i) notify Administrator in writing if it receives any information or correspondence with respect to any suit, claim, action or proceeding relating to the Reinsured Contracts or the Reinsured Liabilities, or any written communication threatening any of the foregoing and (ii) forward to Administrator any documents it receives relating to any of the matters referred to in clause (i) of this Section 10.4.

                                   ARTICLE XI

                              DURATION; TERMINATION

                  Section 11.1 Duration. This RIC (Landmark) Administrative Services Agreement shall become effective as of the Closing Date and continue until a date which is the earlier of (A) a date which is the later of (i) the date on which none of the Reinsured Contracts remains in force; (ii) the date on which Insurer has no further Reinsured Liabilities; or (iii) the date on which no further Administrative Services are required, or (B) the date on which this RIC (Landmark) Administrative Services Agreement is terminated according to the provisions of Section 11.2 hereof.

                  Section 11.2 Termination.

                  (a) This RIC (Landmark) Administrative Services Agreement may be terminated at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date and relevant terms of termination.

                  (b) This RIC (Landmark) Administrative Services Agreement is subject to immediate termination at the option of Insurer, upon written notice to Administrator upon the issuance of an order of liquidation or rehabilitation against the Administrator; provided, however, that in the event an order of liquidation or rehabilitation is issued against the Administrator, before Insurer may terminate this RIC (Landmark) Administrative Services Agreement, Administrator shall have the opportunity to contest or appeal such order for a period of sixty (60) days from the date of issuance.

                  (c) Upon termination of this RIC (Landmark) Administrative Services Agreement pursuant to Section 11.2(a) or (b) hereof, Administrator shall cooperate fully in the prompt transfer of the applicable Administrative Services and Books and Records maintained by Administrator pursuant to Section 8.1 hereof (or, where appropriate, copies thereof) to Insurer or Insurer's designee, so that Insurer or its designee shall be able to perform the applicable Administrative Services without interruption following termination of this RIC (Landmark) Administrative Services Agreement.

                  (d) Upon any termination of this Administrative Services Agreement, each party shall retain its right to bring actions for, and receive damages to, which it may be entitled under Applicable Law.

                                   ARTICLE XII

                                 CONFIDENTIALITY

                  Section 12.1 Use of Confidential Information. Insurer and Administrator acknowledge that they will have access to confidential and proprietary information concerning the other party and its businesses, which information is not readily available to the public, and acknowledge that Insurer and Administrator have taken and will continue to take reasonable actions to ensure such information is not made available to the public. Insurer and Administrator further agree that they will not at any time (during the term hereof or thereafter) disclose to any Person (except Insurer or Administrator and their Affiliates and the officers, directors, employees, agents and Representatives of Insurer and Administrator and their Affiliates who require such information in order to perform their duties in connection with the services provided hereunder), directly or indirectly, or make any use of, for any purpose other than those contemplated by the Landmark Stock Purchase Agreement, this RIC (Landmark) Administrative Services Agreement or the RIC (Landmark) Quota Share Reinsurance Agreement, any information or trade secrets relating to the Reinsured Contracts or the Reinsured Liabilities or the business affairs of Insurer or Administrator, including the identity of and/or the compensation arrangements with, any Affiliates and Subsidiaries of Insurer and Administrator, so long as such information remains confidential.

                  Section 12.2 Confidentiality of Individuals. Information that identifies an individual covered under one of the Reinsured Contracts may be confidential. Administrator shall take all reasonable precautions to prevent disclosure or use of information identifying individuals covered under such Reinsured Contracts for a purpose unrelated to the performance of this RIC (Landmark) Administrative Services Agreement. Administrator shall comply with all Applicable Laws and regulations, as in effect on the date hereof or as hereafter adopted or amended. With respect to Reinsured Contracts reinsured by Administrator, Insurer shall take all reasonable precautions to prevent disclosure or use of information identifying individuals for a purpose unrelated to the performance of this RIC (Landmark) Administrative Services Agreement.

                  Section 12.3 Disclosure. Administrator or Insurer may disclose confidential information in the following circumstances (or as otherwise provided by the provisions of this RIC (Landmark) Administrative Services Agreement):

                           (i) in response to a court order or formal discovery request after notice to the other party (to the extent such notice is reasonably practicable); provided, however, that such disclosure shall be limited only to the extent that is required by such court order or formal disclosure request;

                           (ii)     if a proper request is made by any
         regulatory authority after notice to the other party (to the extent such notice is reasonably practicable); provided, however, that such disclosure shall be limited only to the extent that is required by such regulatory authority;

                           (iii)    at the proper request of Insurer or
         Policyholder or his/her legal representative; provided, however, that such disclosure shall be limited only to the extent that is reasonably necessary to satisfy such a request; or

                           (iv) as otherwise required by Applicable Law or the rules of any relevant stock exchange.

                                  ARTICLE XIII

                                 INDEMNIFICATION

                  Section 13.1 Indemnification by Insurer. Insurer hereby indemnifies Administrator and its Affiliates and its and their respective officers, directors, employees, agents and Representatives against, and agrees to hold each of them harmless from any and all Damages incurred or suffered by any of them arising out of or relating to, (i) any Excluded Liabilities; (ii) any breach or nonfulfillment by Insurer of, or any failure by Insurer to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this RIC (Landmark) Administrative Services Agreement; and
(iii) any enforcement of this indemnity.

                  Section 13.2 Indemnification by Administrator. Administrator hereby indemnifies Insurer and its Affiliates and its and their respective officers, directors, employees, agents and Representatives against, and agrees to hold each of them harmless from any and all Damages incurred or suffered by any of them arising out of or relating to, (i) any Reinsured Liabilities; (ii) any breach or nonfulfillment by Administrator of, or any failure by Administrator to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this RIC (Landmark) Administrative Services Agreement; and (iii) any enforcement of this indemnity.

                  Section 13.3 Indemnification Procedure. In the event either Insurer or Administrator shall have a claim for indemnity against the other party under the terms of this RIC (Landmark) Administrative Services Agreement, the parties shall follow the procedures set forth in Article IX of the Landmark Stock Purchase Agreement.

                  Section 13.4 Relationship to RIC (Landmark) Quota Share Reinsurance Agreement. Nothing contained in this Article XIII is intended to supersede any provisions of the RIC (Landmark) Quota Share Reinsurance Agreement.

                                  ARTICLE XIV

                                  ARBITRATION

                  Section 14.1 Arbitration. As a condition precedent to any cause of action, any and all disputes between Insurer and Administrator arising out of, relating to, or concerning this RIC (Landmark) Administrative Services Agreement, whether sounding in contract or tort and whether arising during or after termination of this RIC (Landmark) Administrative Services Agreement, including whether the dispute is subject to arbitration, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire ("Board") meeting at a site in Wilmington, Delaware. The arbitration shall be conducted under the Federal Arbitration Act and shall proceed as set forth below.

                  Section 14.2 Notice of Arbitration. A notice requesting arbitration, or any other notice made in connection therewith, shall be in writing and shall be sent certified or registered mail, return receipt requested to the affected parties. The notice requesting arbitration shall state in particulars all issues to be resolved in the view of the claimant, shall appoint the arbitrator selected by the claimant and shall set a tentative date for the hearing, which date shall be no sooner than ninety (90) days and no later than one hundred fifty (150) days from the date that the notice requesting arbitration is mailed. Within thirty (30) days of receipt of claimant's notice, the respondent shall notify claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

                  Section 14.3 Arbitration Panel. Unless otherwise mutually agreed, the members of the Board shall be impartial and disinterested and shall be active or former executive officers of property-casualty insurance companies, reinsurance companies, or Lloyd's Underwriters or active or inactive lawyers with at least twenty (20) years of experience in insurance and reinsurance. Insurer and Administrator shall each appoint an arbitrator and the two (2) arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within thirty (30) days after having received claimant's written request for arbitration, the claimant is authorized to and shall appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within thirty (30) days after notification of the appointment of the second arbitrator, within ten (10) days thereof, the two
(2) arbitrators shall request the American Arbitration Association ("AAA") to appoint an umpire for the arbitration with the qualifications set forth in this Article. If the AAA fails to name an umpire, either party may apply to the court named below to appoint an umpire with the above required qualifications. The umpire shall promptly notify in writing all parties to the arbitration of his selection and of the scheduled date for the hearing. Upon resignation or death of any member of the Board, a replacement shall be appointed in the same fashion as the resigning or deceased member was appointed.

                  Section 14.4 Submission of Briefs. The claimant and respondent shall each submit initial briefs to the Board outlining the issues in dispute and the basis, authority and reasons for their respective positions within thirty (30) days of the date of notice of appointment of the umpire. The claimant and the respondent may submit reply briefs to the Board within ten (10) days after filing of the initial brief(s). Initial and reply briefs may be amended by the submitting party at any time, but not later than ten (10) days prior to the date of commencement of the arbitration hearing. Reasonable responses shall be allowed at the arbitration hearing to new material contained in any amendments filed to the briefs but not previously responded to.

                  Section 14.5 Arbitration Board's Decision. The Board shall make a decision and award with regard to the terms of this RIC (Landmark) Administrative Services Agreement and the original intentions of the parties to the extent reasonably ascertainable. The Board's decision and award shall be in writing and shall state the factual and legal basis for the decision and award. The decision and award shall be based upon a hearing in which evidence shall be allowed and which the formal rules of evidence shall not strictly apply but in which cross examination and rebuttal shall be allowed. At its own election or at the request of the Board, either party may submit a post-hearing brief for consideration of the Board within twenty (20) days of the close of the hearing. The Board shall make its decision and award within thirty (30) days following the close of the hearing or the submission of post-hearing briefs, whichever is later, unless the parties consent to an extension. Every decision by the Board shall be by a majority of the members of the Board and each decision and award by the majority of the members of the Board shall be final and binding upon all parties to the proceeding.

                  Section 14.6 Jurisdiction. Either party may apply to the Chancery Court of the State of Delaware for an order compelling arbitration or confirming any decision and the award; a judgment of that court shall thereupon be entered on any decision or award. If such an order is issued, the attorneys' fees of the party so applying and court costs will be paid by the party against whom confirmation is sought. The Board may award interest calculated from the date the Board determines that any amounts due the prevailing party should have been paid to the prevailing party.

                  Section 14.7 Expenses. Each party shall bear the expense of the one arbitrator appointed by it and shall jointly and equally bear with the other party the expense of any stenographer requested, and of the umpire.

                  Section 14.8 Production of Documents and Witnesses. Subject to customary and recognized legal rules of privilege, each party participating in the arbitration shall have the obligation to produce those documents and as witnesses to the arbitration those of its employees as any other participating party reasonably requests providing always that the same witnesses and documents be obtainable and relevant to the issues before the arbitration and not be unduly burdensome or excessive. The parties may mutually agree as to pre-hearing discovery prior to the arbitration hearing and in the absence of agreement, upon the request of any party, pre-hearing discovery may be conducted as the Board shall determine in its sole discretion to be in the interest of fairness, full disclosure, and a prompt hearing, decision and award by the Board. The Board shall be the final judge of the procedures of the Board, the conduct of the arbitration, of the rules of evidence, the rules of privilege and production and of excessiveness and relevancy of any witnesses and documents upon the petition of any participating party. To the extent permitted by law, the Board shall have the authority to issue subpoenas and other orders to enforce their decisions.

                  Section 14.9 Relief Available. Nothing herein shall be construed to prevent any participating party from applying to the Chancery Court of the State of Delaware to issue a restraining order or other equitable relief to maintain the "status quo" of the parties participating in the arbitration pending the decision and award by the Board or to prevent any party from incurring irreparable harm or damage at any time prior to the decision and award of the Board. The Board shall also have the authority to issue interim decisions or awards in the interest of fairness, full disclosure, and a prompt and orderly hearing and decision and award by the Board.

                  Section 14.10 Consolidation. In the event that there is a dispute between the Insurer and Administrator and which implicates the provisions of this RIC (Landmark) Administrative Services Agreement and the RIC (Landmark) Quota Share Reinsurance Agreement, Insurer and Administrator hereby agree to consolidate any such dispute under such agreements in a single arbitration proceeding.

                                   ARTICLE XV

                                  MISCELLANEOUS

                  Section 15.1 Cooperation. The parties hereto shall cooperate in a commercially reasonable manner in order that the duties assumed by Administrator will be effectively, efficiently and promptly discharged. The parties hereto will use their best efforts to (i) give effect to the intent of this RIC (Landmark) Administrative Services Agreement, the Landmark Stock Purchase Agreement, the RIC (Landmark) Quota Share Reinsurance Agreement and the other Ancillary Agreements and (ii) refrain from conduct which would frustrate the intent of any such agreement. Each party shall, at all reasonable times under the circumstances, make available to the other party properly authorized personnel for the purpose of consultation and decision.

                  Section 15.2 Amendment, Modification and Waiver. This RIC (Landmark) Administrative Services Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

                  Section 15.3 Relationship. Insurer and Administrator are and shall remain independent contractors and not employees of the other party. Except as expressly granted in this RIC (Landmark) Administrative Services Agreement or otherwise by the other party in writing or as may be required by Applicable Law or as necessary to perform the services to be provided hereunder or to obtain the benefits hereof, no party shall have any authority, express or implied, to act as an agent of the other party or its Subsidiaries or Affiliates under this RIC (Landmark) Administrative Services Agreement. Except as otherwise provided by this RIC (Landmark) Administrative Services Agreement or by any other agreement between the parties, each party shall be responsible for the payment of all employment, income and social security taxes arising in connection with the compensation payable to its personnel involved in the provision of the services hereunder.

                  Section 15.4 Entire Agreement. This RIC (Landmark) Administrative Services Agreement (together with the exhibits hereto and the other agreements, documents and instruments delivered in connection herewith) the Landmark Stock Purchase Agreement, the RIC (Landmark) Quota Share Reinsurance Agreement and the other Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

                  Section 15.5 Governing Law. This RIC (Landmark) Administrative Services Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 15.6 Severability. Any term or provision of this RIC (Landmark) Administrative Services Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this RIC (Landmark) Administrative Services Agreement or affecting the validity or enforceability of any of the terms or provisions of this RIC (Landmark) Administrative Services Agreement in any other jurisdiction. If any provision of this RIC (Landmark) Administrative Services Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

                  Section 15.7 Counterparts. This RIC (Landmark) Administrative Services Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 15.8 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal court located in the State of Delaware for the purposes of enforcing this RIC (Landmark) Administrative Services Agreement. If any action is brought in a state court, the parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Chancery Court in the State of Delaware. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

                  Section 15.9 Third Party Beneficiaries. Except for the provisions pf Article XIII, nothing in this RIC (Landmark) Administrative Services Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this RIC (Landmark) Administrative Services Agreement.

                  Section 15.10 Binding; Assignment. This RIC (Landmark) Administrative Services Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and legal representatives. Neither this RIC (Landmark) Administrative Services Agreement, nor any rights, interests or obligations hereunder, may be directly or indirectly assigned, delegated, sublicensed or transferred by any party to this RIC (Landmark) Administrative Services Agreement, in whole or in part, to any other Person (including any bankruptcy trustee) by operation of law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the parties hereto.

                  Section 15.11 Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this RIC (Landmark) Administrative Services Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this RIC (Landmark) Administrative Services Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce any of the provisions of this RIC (Landmark) Administrative Services Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

                  Section 15.12 Descriptive Headings. The descriptive article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this RIC (Landmark) Administrative Services Agreement.

                  Section 15.13 Expenses. Unless otherwise specifically provided herein or in the Landmark Stock Purchase Agreement, Transition Services Agreement or RIC (Landmark) Quota Share Reinsurance Agreement, all costs and expenses incurred in connection with this RIC (Landmark) Administrative Services Agreement shall be paid by the party incurring such cost or expense.

                  Section 15.14 Use of Name. Except as otherwise set forth in the Landmark Stock Purchase Agreement, the RIC (Landmark) Quota Share Reinsurance Agreement or the other Ancillary Agreements, neither party shall use the name, trademark, service mark, logo or identification of the other party without the other party's prior written consent.

                  Section 15.15 Survival. The provisions of Article XII, Article XIII and Article XV hereof shall survive the termination of this RIC (Landmark) Administrative Services Agreement.

                  Section 15.16 Subcontracting. Administrator may subcontract for the performance of any Administrative Services that Administrator is to provide hereunder upon receipt of the prior written consent of Insurer, which consent shall not be unreasonably withheld or delayed; provided, however, that such subcontracting shall not be deemed to relieve Administrator of its obligations under this RIC (Landmark) Administrative Services Agreement.

                  Section 15.17 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (which is confirmed), by courier (delivery of which is confirmed) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties to this RIC (Landmark) Administrative Services Agreement as follows:

                  If to Administrator:

                           Laura S. Lawrence, Esq.
                           General Counsel
                           Royal Group, Inc.
                           9300 Arrowpoint Blvd.
                           Charlotte, NC 28273
                           Telephone No.: (704) 522-2851
                           Facsimile No.: (704) 522-2313

                  With a copy to (which shall not constitute notice to Administrator for purposes of this Section 15.17):

                           Robert J. Sullivan, Esq.
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Telephone No.: 212-735-2930
                           Facsimile No.: 212-735-2000

                  If to Insurer:

                           David E. Leonard
                           Executive Vice President
                           Landmark American Insurance Company
                           945 East Paces Ferry Road
                           Atlanta, Georgia 30326
                           Telephone No.: 404-760-4982
                           Facsimile No.: 404-264-7233

                  With copies to (which shall not constitute notice to the Insurer for purposes of this Section 15.17):

                           Robert M. Hart, Esq.
                           General Counsel
                           Alleghany Insurance Holdings LLC
                           375 Park Avenue
                           Suite 3201
                           New York, New York 10152
                           Telephone No.: (212) 752-1356
                           Facsimile No.: (212) 759-8149

                           and

                           Aileen C. Meehan, Esq.
                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Telephone No.: (212) 259-8000
                           Facsimile No.: (212) 259-6333

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. In no event shall the provision of notice pursuant to this Section 15.17 constitute notice for service of any writ, process or summons in any suit, action or other proceeding.

                  Section 15.18 Interpretation.

                  (a) When a reference is made in this RIC (Landmark) Administrative Services Agreement to a Section or Article, such reference shall be to a section or article of this RIC (Landmark) Administrative Services Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include", "includes" or "including" are used in this RIC (Landmark) Administrative Services Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this RIC (Landmark) Administrative Services Agreement as a whole and not to any particular provision of this RIC (Landmark) Administrative Services Agreement. The meaning assigned to each term used in this RIC (Landmark) Administrative Services Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (b) The parties have participated jointly in the negotiation and drafting of this RIC (Landmark) Administrative Services Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this RIC (Landmark) Administrative Services Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this RIC (Landmark) Administrative Services Agreement.

                  IN WITNESS WHEREOF, this RIC (Landmark) Administrative Services Agreement has been duly executed by a duly authorized officer of each party hereto as of the date first above written.

                                         ROYAL INDEMNITY COMPANY

                                         By: /s/ Roderick P. Hoover, Jr.
                                             ---------------------------
                                             Name:  Roderick P. Hoover, Jr.
                                             Title: Vice President

                                         LANDMARK AMERICAN INSURANCE COMPANY

                                         By: /s/ David E. Leonard
                                             ---------------------------
                                             Name:  David E. Leonard
                                             Title: Executive Vice President